EXHIBIT 21

SUBSIDIARIES

As of September 30, 2006

Name	Jurisdiction of Organization
Hewitt Associates, S.A.	Argentina
Hewitt Associates Pty. Ltd.	Australia
Hewitt Associates GmbH	Austria
Hewitt Associates S.A.	Belgium
Hewitt Associates Servicos de Recursos Humanos Ltda	Brazil
Hewitt Client Services Consultoria do Brasil Ltda	Brazil
Hewitt Associates	Canada
Hewitt Associates Corp.	Canada
Hewitt Holdings Canada Co.	Canada
Lincolnshire Insurance Company PCC Limited	Channel Islands (Guernsey)
Hewitt Associates GmbH, organizacni slozka	Czech Republic
Hewitt Associates (Chile) Limitada	Chile
Hewitt Associates Consulting (Shanghai) Co. Ltd.	China
Hewitt Associates SARL	France
Hewitt Associates Ltd.	Hong Kong
Hewitt (Hong Kong) Limited	Hong Kong
Hewitt Associates GmbH	Germany
Hewitt Inside Consulting Kft.	Hungary
Hewitt Associates (India) Pvt. Ltd.	India
Hewitt Outsourcing Services India Ltd.	India
Hewitt Associates Limited	Ireland
Becketts Limited	Ireland
Hewitt Associates Srl	Italy
Hewitt Associates Kabushiki Gaisya	Japan
Hewitt Associates Sdn. Bhd	Malaysia
Hewitt Associates Consulting (Malaysia) Sdn. Bhd.	Malaysia
Hewitt Associates de Mexico S. de R.L. de C.V.	Mexico
Empresas Hewitt S. de R.L. de C.V.	Mexico
Hewitt Mexicana S. de R.L. de C.V.	Mexico
Hewitt Associates S.C.	Mexico
Hewitt Associates Inc.	Philippines
Hewitt Associates Sp. z o.o.	Poland
Hewitt Associates Caribe, Inc	Puerto Rico
HA Insurance Services, Inc.	Puerto Rico
Hewitt Associates Pte. Ltd	Singapore
Hewitt Client Services (Singapore) Pte Ltd.	Singapore
Hewitt HR Delivery Services Pte. Ltd.	Singapore
Cyborg Systems (Africa) Pty Limited	South Africa
Hewitt Associates Korea LLC	South Korea
Hewitt Associates, S.A.	Spain
Hewitt Löneanalyser AB	Sweden
Hewitt Associates SA	Switzerland
Hewitt Associates (Thailand) Limited	Thailand
Hewitt Associates B.V	The Netherlands
Hewitt Associates Outsourcing BV	The Netherlands
Hewitt Associates (Europe) Ltd.	United Kingdom
Hewitt Bacon & Woodrow Limited	United Kingdom
Hewitt Cyborg Limited	United Kingdom
Hewitt Associates BPO Limited	United Kingdom
Hewitt Associates Outsourcing Limited	United Kingdom

Hewitt Associates Financial Services Limited	United Kingdom
Kerr Henderson Bacon & Woodrow Limited	United Kingdom
Hewitt Associates LLC	United States
Hewitt Insurance Brokerage LLC	United States
Hewitt International Holdings Corporation	United States
Hewitt Financial Services LLC	United States
Hewitt Management Company LLC	United States
Hewitt Mobility LLC	United States
Hewitt Non-Qualified Payment Services LLC	United States